                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.__)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         CHOICES ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 TRACY M. SHIER
                                 ATTORNEY AT LAW

                                 121 Vine Street
                                    No. 1903
                         Seattle, Washington 98121-1456

TELEPHONE: (206) 443-6948 E-MAIL: tshier@cablespeed.com FACSIMILE (206) 443-7668

                                   May 3, 2000

Securities and Exchange Commission
Washington D.C.

RE: CHOICES ENTERTAINMENT CORPORATION
Schedule 14A - Definitive
Registrant File No. 000-17001

Dear Sirs:

     Enclosed for filing please find the definitive Schedule 14A for Choices Entertainment Corporation ("Registrant"). Registrant is a qualified small business issuer and therefore relies on Regulation S-B.

     Please call the undersigned at (206) 443-6948 if you have any questions or comments regarding this letter or the attached filing.

                                       Very truly yours,

                                       Tracy M. Shier

                       CHOICES ENTERTAINMENT CORPORATION
                              SEATTLE, WASHINGTON

                                                                  April 28, 2000

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Choices Entertainment Corporation to be held on Friday, May 26, 2000 at 10:30 a.m. at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope you will be able to attend our Annual Meeting. However, whether you plan to attend or not, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Choices Entertainment Corporation.

                                               Very truly yours,

                                               /s/ TRACY M. SHIER
                                               ---------------------------------------------
                                               TRACY M. SHIER
                                               PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       CHOICES ENTERTAINMENT CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders:

    The Annual Meeting of Stockholders of Choices Entertainment Corporation will be held on Friday, May 26, 2000 at 10:30 a.m. at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, for the following purposes:

    1.  To elect four directors, each to a one-year term;

    2. To amend the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000 to 200,000,000 and to increase the number of authorized shares of preferred stock to 50,000,000;

    3. To amend the Company's Certificate of Incorporation to change the name of the company to CECS Corp.; and

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on March 30, 2000 are entitled to notice of, and to vote at, the meeting.

                                               BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ THOMAS RENNA
                                               ---------------------------------------------
                                               THOMAS RENNA
                                               CORPORATE SECRETARY

May 3, 2000

                                    IMPORTANT
WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                       CHOICES ENTERTAINMENT CORPORATION
                                121 VINE STREET
                           SEATTLE, WASHINGTON 98121

                                ----------------

                                PROXY STATEMENT

                             ---------------------

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Choices Entertainment Corporation ("CECS", the "Company" or "We") to be voted at the 2000 Annual Meeting of Stockholders of the Company to be held on Friday, May 26, 2000 at 10:30 a.m. Stockholders who execute proxies may revoke them at any time prior to their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date or by voting in person at the meeting. These proxy materials, together with the Company's annual report to stockholders, are being mailed to stockholders on or about May 15, 2000.

    Holders of shares of the Company's common stock, par value $.01 (the "Common Stock") and Series C Preferred Stock, par value $.01 (the "Preferred Stock") (together the Common Stock and Preferred Stock are referred to herein as the "Voting Stock") of record at the close of business on March 30, 2000 will be entitled to vote at the meeting on the basis of one vote for each share of Common Stock held and 40,000 votes for each share of Preferred Stock held. On March 30, 2000, there were outstanding 29,274,355 shares of Common Stock and
478.829 shares of Preferred Stock.

PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors shall consist of not less than three nor more than twelve members. Directors are elected for a one-year term. This year, Tracy M. Shier, Cornelia F. Eldridge, Patrick Howard, James D. Sink and Thomas Renna have been nominated to be directors. Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

    We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, we will vote the proxies for the election of another nominee to be designated to fill any such vacancy by the Board of Directors.

    The candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected. Shares held by persons who abstain from voting on the election and broker "non-votes" will not be counted in the election.

NOMINEES FOR ELECTION

    Tracy M. Shier, 49, director, President, Treasurer is a Seattle securities attorney with public company experience as well as significant experience in high technology start-ups and corporate finance. From January 1999 to January 2000, Mr. Shier served as General Counsel to the Company. Mr. Shier was of counsel to the law firm of Monahan & Biagi PLLC of Seattle Washington from April 1997 to December 1998 were he was the principal securities lawyer to the firm. Prior to joining Monahan & Biagi, PLLC, Mr. Shier was a partner in the law firm of Boelter & Gale of Seattle, Washington from 1994 to 1997. In 1993 and 1994, Mr. Shier served as General Counsel of Holly Residential Properties, Inc., a NYSE traded apartment REIT based in Tacoma, Washington. From 1982 to 1994, Mr. Shier represented several technology start-ups both as in-house counsel to a small investment banking firm and as partner in the New York law firm of Gersten, Savage, Kaplowitz, Simensky and Shier. Mr. Shier was a founder in 1983 of New Era Communications Corp., an early round applicant for cellular radiotelephone licenses that is a predecessor to Vanguard Cellular Communications, a company acquired last year by A T & T.
Mr. Shier has also represented and otherwise participated in funding partnerships and other business entities engaged in, for example, early research at Yale University on Artificial Intelligence, development of new railcar and automobile suspension technologies, toxic gas emission detection technology with emphasis on bomb detection, and Internet start-ups developing various on-line technologies. Mr. Shier received his Juris Doctor from Seattle University Law School in 1982 and a Bachelor of Arts in Business Administration from the University of Washington in 1972.

    Cornelia F. Eldridge, 57, director nominee, is a director of the parent of D.E. Frey Group Inc. and has been since September 1989. Ms. Eldridge is a founding partner of Camelot Partners, an investment banking firm in formation. Since 1987, Ms. Eldridge has been self-employed through Eldridge Associates, New York, New York, engaged in the business of management consulting. From
August 1984 until December 1986 she was a Partner in Ditri Associates, New York, New York, engaged in the business of management consulting. Ms. Eldridge graduated from Ohio Wesleyan University in 1963 with a Bachelor of Arts degree in Art and French and from the University of Massachusetts in 1968 with an MBA.

    Patrick Howard, 32, director nominee, joined Tridium Research, Inc. in 1999 as president. He has been a board member since 1997. Prior to joining Tridium to present, Mr. Howard is and has served two and a half years as a vice president of investment banking at Seattle-Northwest Securities Corporation in Seattle, Washington (1997-present); served two years as vice president of real estate acquisitions and development at Cobalt Properties in Seattle, Washington (1995-1997); and served five years as a bond ratings analyst of structured and public finance project bond financings at Standard & Poor's Ratings Group in New York City (1990-1995). Mr. Howard is a graduate of the University of San Francisco (1990). While attending the University of San Francisco, Mr. Howard served on the University Board of Governors as student body president. Prior to attending that university, he completed course work at Washington University in St. Louis, Missouri. Mr. Howard currently serves on the King County, Washington Affordable Housing Credit Enhancement Review Committee. He holds a Series 7 license and remains active in investment banking. Mr. Howard is highly experienced in all phases of investment financing, technology, and business management.

    James D. Sink, 50, has served as a director since February 1997 and became Chairman of the Board in June 1998. Since March 1996, Dr. Sink has been affiliated with Allegheny University Hospitals in Philadelphia, Pennsylvania, where he is Professor of Cardiothoracic Surgery. Prior to joining Allegheny University Hospitals, Dr. Sink was, for more than five years, affiliated with Presbyterian Medical Center, in Philadelphia, Pennsylvania, where he was Chief of Cardiothoracic Surgery at the Philadelphia Heart Institute of Presbyterian Medical Center.

    Thomas Renna, 35, director, Vice President and Secretary, has been a director since June 1998 and has served as Vice President--Public and Investor Relations since 1999. Prior to that he was employed by Commonwealth Associates, an NASD broker/dealer as an Investment Executive and held that position from October, 1998 to October 1999. Prior to that he was employed by Consolidated Merchandising Services, Inc. ("CMSI") (now known as USA Services, Inc.) as a Vice President of Sales and occupied that position from February 1, 1998 to October 1998. Mr. Renna's responsibilities in that position included initiating sales calls to secure new accounts for CMSI as well as advising CMSI as to its capital raising activities. CMSI is a company which provides "in-store" merchandising and product assembly and sales services primarily on behalf of branded product manufacturers or retail companies. CMSI is a company controlled by George D. Pursglove. Prior to that, Mr. Renna was Vice President of Sales of SSNN, Inc., ("SSNN") and held that position since October 28, 1997. SSNN, is a start-up company providing an Internet website which offers company and stock information on small and micro-cap companies. Mr. Renna's responsibilities included securing new subscribers for the SSNN service and advising SSNN as to its capital raising activities. Mr. Renna was employed as a Vice

President, Investments at Texas Capital Securities from February 1995 to
October 1997. From February 1992 to January 1995, Mr. Renna was a Vice President of Investments at Berkeley Securities. In his positions with Texas Capital Securities and Berkeley Securities Mr. Renna was a stockbroker serving the investment needs of his customers including the buying and selling of securities.

    The Board of Directors recommends a vote FOR each of the nominees as a director.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

    During 1999, the Board of Directors held no meetings. The Board of Directors has created the following standing committees:

    The Executive Committee has the authority to approve the acquisition, financing and disposition of investments for the Company and execute certain contracts and agreements, including those related to borrowing money by the Company. The committee generally exercises all other powers of the Board of Directors except for those requiring action by the Board of Directors under the Certificate of Incorporation, Bylaws or applicable law. The Executive Committee held no meetings in 1999. After the election, the proposed members of the Executive Committee are Tracy Shier (Chair), Thomas Renna and Cornelia Eldridge.

    The Audit Committee consists of directors who are not employees of the Company and other persons selected by the Board who are, in the opinion of the Board, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members. The Audit Committee has been established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of audit engagements, approve professional services provided by such accountants, review the independence of the public accountants retained and review the adequacy of the Company's internal accounting controls. The Audit Committee held no meetings in 1999. After the election, the proposed members of the Audit Committee are Patrick Howard and Cornelia Eldridge.

    The Compensation Committee consists of a majority of directors who are not employees of the Company and the President of the Company. The Compensation Committee was established to review the Company's general compensation strategy, establish the salaries of, and review the benefit programs for the President and other executive officers and for those persons reporting directly to such persons, as well as to approve certain other significant positions and to set compensation policy for the Company. The Compensation Committee held no meetings in 1999. After the election, the proposed members of the Compensation Committee are Cornelia Eldridge (Chair), James Sink, and Tracy Shier (President),

    In 2000, the Compensation Committee intends to commission a report by a reputable actuary or consulting firm, to generate a compensation report to facilitate the Compensation Committee in completing its duties. The compensation report will provides compensation statistics for certain employee and executive compensation levels for comparable companies in the Company's business segment, and the types of duties to which those levels of compensation relate. The Company intends that the Compensation Committee when reviewing appropriate compensation levels and policy initiatives will use the report in its deliberations.

COMPENSATION OF THE BOARD OF DIRECTORS

    The current directors of the Company were not compensated during 1999 for their services as directors, per se. See "Certain Relationships and Related Transactions" below for a description of other compensation that was paid directors and one ex-director in 1999. The current Board of Directors of the Company has adopted a resolution setting the compensation for a non-employee serving as a director of the Company for the current year commencing immediately after the 2000 Annual Meeting and for the term of office as follows:

Annual retainer as a director...............................  $ 10,000
Annual retainer for membership on a standing committee......  $  5,000
Reimbursement for all reasonable expenses incurred in
  attending Board or Committee meetings.....................  Variable

    Employee directors serve on the Board without additional compensation.

    Directors will be given the option of taking directors fees, other than reimbursement for expenses incurred in attending Board or Committee meetings, in Common Stock valued at the last sale price as quoted by the Over the Counter Bulletin Board on the day of the Annual Meeting.

    In addition, each director is eligible to participate in the Company's 1987 Stock Option and Appreciation Rights Plan (the "1987 Plan"). See "Executive Compensation" below for a description of the plan.

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF THE COMPANY

    The executive officers of the Company are all also directors as set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding ownership of the Company's Voting Stock, as of March 30, 2000 by: (i) each person who is known by the Company to own beneficially more than five percent (5%) of the combined number of votes attributable to all shares of Common and Preferred Stock outstanding on that date, (ii) each director (Messrs. Sink, Shier and Renna, (iii) the Chief Executive Officer (Tracy M. Shier) and (iv) all executive officers and directors as a group.

                                                               AMOUNT AND
                                                               NATURE OF        PERCENT OF
NAME AND ADDRESS(1) OF BENEFICIAL OWNER                       OWNERSHIP(2)       CLASS(3)
---------------------------------------                       ------------      ----------
James D. Sink...............................................    3,461,650(4)        7.1
Thomas Renna................................................    1,365,500(5)        2.8
Tracy M. Shier..............................................    1,200,000           2.5
Kenneth Hiniker.............................................    3,039,300(6)        6.3
Max Scheuerer...............................................    3,082,000(7)        6.4
Kenneth Stilger.............................................    2,601,500(8)        5.4

All executive officers and directors as a Group
  (three persons)...........................................    6,027,150          12.4

------------------------

(1) Unless otherwise indicated, the address of the beneficial owner is c/o the Company, 121 Vine Street, #1903 Seattle, WA 98121.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Voting Stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for calculating the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for calculating the percentage of any other person. Except as indicated by footnote, and except for voting or investment power held jointly with a person's spouse, the persons named in the table have sole voting and investment power with respect to all shares of Voting Stock shown beneficially owned by them.

(3) Percentage is calculated based upon 48,427,515 shares of Voting Stock outstanding on March 30, 2000.

(4) Includes shares held by minor children the ownership of which Sink disclaims.

(5) Includes warrants to acquire 1.8 shares of Preferred Stock.

(6) Includes 50 shares of Preferred Stock.

(7) Includes 66.5 shares of Preferred Stock.

(8) Includes 56 shares of Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The federal securities laws require the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, of which there were none, all of the Company's directors, executive officers and greater-than-ten percent beneficial owners made all required filings on a timely basis.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
  INCREASE NUMBER OF AUTHORIZED SHARES

    The Board recommends the approval of the proposed amendment to Article Sixth of the Company's Certificate of Incorporation increasing the number of authorized shares of common stock from fifty million (50,000,000) as set forth in the amended Certificate of Incorporation, to two hundred million (200,000,000) and increasing the number of authorized shares of preferred stock from five thousand (5,000) to fifty million (50,000,000). The full text of amended Article Sixth is attached hereto as Exhibit A. This action must be approved by a majority of the votes cast.

    PURPOSES OF AMENDMENT. The Company is seeking stockholder approval of the proposed amendment to provide additional capital stock which may be issued by the Company upon: (i) the exercise of convertible securities issued and outstanding and which may in the future be issued and outstanding, (ii) the direct grant of stock to key employees, (iii) the exercise of qualified and non-qualified stock options, as previously granted and may be granted in the future
(iv) the consummation of a merger or acquisition the consideration for which is securities of the Company, in whole or in part; and generally to provide additional flexibility to management in adjusting the capitalization of the Company in light of its future capital requirements. Currently, of the 50,000,000 shares of common stock authorized, 49,274,356 is either issued or reserved for issuance upon conversion of the Preferred Stock.

    EFFECTS OF AMENDMENT. The Company believes that the approval by the stockholders will reinforce the validity of the Company's outstanding Preferred Stock by providing enough authorized common stock to exchange for the outstanding Preferred Stock.

    If the proposed amendment is adopted, the additional shares of common and preferred stock authorized would thereafter be subject to issuance from time to time by the Board of Directors without shareholder approval and without preemptive purchase rights by the stockholders. The issuance of authorized shares of common and preferred stock may result in the dilution of the equity interests of the Company's then existing stockholders. This would be true in the event the Company issued shares of common stock in return for consideration having a fair value of less than the book value per share of the common stock on the date of issuance.

    The overall effect of an issuance of additional shares of common and preferred stock and the existence of certain provisions contained in the Company's Certificate of Incorporation and By-Laws may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and the removal of the Company's incumbent Board of Directors and management. However, the Board of Directors does not view the increase in authorized common and preferred stock as an anti-takeover measure.

    Presently the Company has no plans to issue additional shares of either common or preferred stock.

    The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Certificate of Incorporation increasing the number of authorized shares.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE
  THE NAME OF THE CORPORATION TO CECS CORP.

    The Board recommends the approval of the proposed amendment to Article Second of the Company's Certificate of Incorporation changing the name of the corporation to CECS Corp. The full text of amended Article Second is attached hereto as Exhibit B. This action must be approved by a majority of the votes cast.

    PURPOSES OF AMENDMENT. The Company is seeking stockholder approval of the proposed amendment to change the name of the corporation to CECS Corp. primarily to reflect the fact that the Company has changed the nature of its business from that of a video cassette retail rental outlet to that of a technology holding company. Further, the company wishes to re-establish itself as a corporate entity without the goodwill which may otherwise be associated with the old name Choices Entertainment Corporation. The Company does not believe that there is any particular reason, given the nature of its business, why it should be concerned with or otherwise invest in continuing or building the name of the corporation as a "brand name".

    EFFECTS OF AMENDMENT. The Company believes that the effects of the name change will be positive in that it permits the Company to re-establish itself as a newly defined operating enterprise. The Company anticipates that adverse effects of the amendment will be minimal since the legal effect of the name change will not alter any of the Company's legal obligations or entitlements and since the goodwill associated with the old name is not a valuable asset of the corporation. Finally, the costs associated with the change of name will be minimal since the Company currently does not have any inventories of corporate stationery, printed forms or other similar materials which must be replaced and since the Company already planned to replace the old stock certificates which still bear the name of Datavend, Inc.

    The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Certificate of Incorporation changing the name of the corporation to CECS Corp.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below shows, for the last three fiscal years, compensation paid to the Company's Chief Executive Officer and the three most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000. We refer to all these officers as the "Named Executive Officers."

                              ANNUAL COMPENSATION

                                                            FISCAL     SALARY     BONUS       OTHER ANNUAL
NAME AND PRINCIPAL POSITION                                  YEAR       ($)        ($)      COMPENSATION ($)
---------------------------                                --------   --------   --------   ----------------
James D. Sink............................................    1999        0          0              0(1)
  Chairman of the Board                                      1998        0          0
                                                             1996        0          0

Thomas Renna.............................................    1999        0          0              0(2)(3)
  Vice President and 1998 Director                           1998        0          0              0
                                                             1997             N/A

Tracy M. Shier...........................................    1999        0          0              0(4)
  President/CEO                                              1998             N/A
  Director                                                   1997             N/A

------------------------

(1) Mr. Sink served as Chairman of the Board of directors until recently when the By-Laws of the Company were changed eliminating the position as Chairman. Under the old by-laws, Mr. Sink may have been an executive officer of the Company. Excludes the value of 2,400,000 shares of restricted Common Stock issued to Mr. Sink in satisfaction of an obligation fixed by the Board of Directors during 1999. See "Certain Relationships and Related Transactions."

(2) Prior to this year, Mr. Renna was not an employee of the Company. Mr. Renna has received compensation under a consulting agreement. Additionally, amounts shown exclude the value of 1,200,000 shares of restricted Common Stock issued to Mr. Renna in partial satisfaction of an obligation fixed by the Board of Directors during 1999. See "Certain Relationships and Related Transactions."

(3) Represents amounts paid to Mr. Renna as an independent contractor.

(4) Amounts shown exclude the value of 1,200,000 shares of restricted Common Stock issued to Mr. Shier in partial satisfaction of an obligation fixed by the Board of Directors during 1999. See "Certain Relationships and Related Transactions."

1987 STOCK OPTION AND APPRECIATION RIGHTS PLAN (THE "1987 PLAN")

    The Company's 1987 Stock Option and Appreciation Rights Plan (the "1987 Plan") (the "Plan") provides for the granting of stock bonuses, stock options, stock appreciation rights, and other stock-based awards. The Plan is administered by the Board of Directors which has the right to grant awards to eligible participants and to determine the terms and conditions of such grants, including, but not limited to, the vesting schedule and exercise price of the awards. All directors, officers, consultants and other employees are eligible to receive awards under the Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

    During the last fiscal year, no options were granted to any of the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    During the last fiscal year, none of the Named Executive Officers held options to purchase shares of the Company's Common Stock.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    During the last fiscal year, the officers and directors of the Company served without compensation. In the future, the Board of Directors will be responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There was no Compensation Committee in 1999. See "Certain Relationships and Related Transactions." below

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In August 1999, the Company's Board of Directors passed a resolution expressly recognizing the obligation of the Company to compensate each of Jim Sink, George Pursglove, Thomas Renna and Tracy Shier for services rendered and to be rendered to the Company in connection with the change of control of the Company and the maintenance of it as an existing, reporting corporation. Pursuant to that resolution, the Board fixed the obligation to each of the named individuals at $120,000 and gave each the option to take some part or the entire amount in securities of the Company. On December 29, 1999 the Board of Directors of the Company passed a resolution instructing the Company's transfer agent to issue restricted shares of the Company's common stock to the named individuals, in an amount of shares and in exchange for release of an amount of the Company's obligation as follows: Jim Sink--2,400,000 shares--$120,000; George Pursglove--1,200,000 shares--$60,000; Thomas Renna--1,200,000 shares--$60,000;
and Tracy Shier--1,200,000 shares--$60,000. At or about the time of the adoption of the December 29th resolution, the price of the common stock was approximately $.05 per share.

                             SHAREHOLDER PROPOSALS

    Under Rule 14a-8(3) of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year's proxy statement must be directed to the Corporate Secretary at Choices Entertainment Corporation, 121 Vine Street, #1903, Seattle, Washington 98121, and must be received by January 26, 2001. Any stockholder proposal for next year's annual meeting submitted after January 26, 2001 will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1). For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided
(1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

                              INDEPENDENT AUDITORS

    Miller and Co. LLP, Certified Public Accountants, were the independent auditors for the Company for the most recent fiscal year. The Audit Committee of the Board of Directors has not convened in 2000 for the purpose of selecting independent auditors for the 2000 fiscal year. Representatives of Miller and Co. LLP will not be present at the meeting.

                            SOLICITATION OF PROXIES

    The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and other employees of the Company, none of whom will receive any additional compensation for their services. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.

                                 OTHER MATTERS

    The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the stockholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

May 3, 2000

    A copy of the Company's Annual Report on Form 10-KSB for fiscal year 1999, containing information on operations, filed with the Securities and Exchange Commission is available upon written request. Please write to: Investor Relations, Choices Entertainment Corporation, 121 Vine Street, #1903, Seattle, Washington 98121

                                   EXHIBIT A

AMENDED TEXT OF ARTICLE SIXTH:

"SIXTH: The total number of shares capital stock of all classes which the Corporation has authority to issue is Two Hundred Fifty Million (250,000,000) shares, having an aggregate par value of Two Million Five Hundred Thousand Dollars ($2,500,000), and divided into Two Hundred Million (200,000,000) shares of common stock with a par value of One Cent ($0.01) per share and Fifty Million (50,000,000) shares of preferred stock with a par value of One Cent ($0.01) per share."

                                   EXHIBIT B

AMENDED TEXT OF ARTICLE SECOND:

"SECOND: The name of the Corporation hereinafter is:
          CECS CORP."

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                     CHOICES ENTERTAINMENT CORPORATION

                                 MAY 26, 2000




             V Please Detach and Mail in the Envelope Provided V
A /X/ Please mark your
      vote as in this
      example

                                                 WITHHOLD
                             FOR                 AUTHORITY
                         all nominees     to vote for all nominees
                        listed at right        listed at right
1. Election of
   directors.                 / /                   / /

NOMINEES: Tracy M. Shier
          Cornelia F. Eldridge
          Patrick Howard
          James D. Sink
          Thomas Renna

To withhold authority to vote
for any individual nominee,
please write that nominee's name
on the space provided below.

---------------------------------

PROPOSAL 2. Approve Amendment to Certificate           FOR   AGAINST   ABSTAIN
            of Incorporation increasing the number
            of authorized shares                       / /     / /        / /

PROPOSAL 3. Approve the Amendment to the
            Certificate of Incorporation changing
            the name of the corporation                / /     / /        / /

4. In their discretion, the proxies are authorized to vote upon any matter to properly come before the meeting.

                                           I plan to attend the meeting.  / /

THIS PROXY, WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

IMPORTANT - PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.

Signature(s__________________________________________ Date _________________

note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PROXY

                For the Annual Meeting of the Stockholders of

                      CHOICES ENTERTAINMENT CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tracy M. Shier and Thomas Renna, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 2000 and at any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)